(h)(6)(i)

SCHEDULE A

List of Funds to Which the Agreement Applies

Last Updated: February 18, 2022

Investing Funds	Vanguard Funds
Voya Balanced Portfolio	Vanguard Index Funds
Voya Global Diversified Payment Fund	Vanguard S&P 500 ETF
Voya Global Multi-Asset Fund	Vanguard Value ETF
Voya Solution 2025 Portfolio	Vanguard Mid-Cap ETF
Voya Solution 2030 Portfolio	Vanguard International Equity Index Funds
Voya Solution 2035 Portfolio	Vanguard FTSE Emerging Markets ETF
Voya Solution 2040 Portfolio	Vanguard Global ex-U.S. Real Estate ETF
Voya Solution 2045 Portfolio	Vanguard Scottsdale Funds
Voya Solution 2050 Portfolio	Vanguard Russell 1000 Growth ETF
Voya Solution 2055 Portfolio	Vanguard Specialized Funds
Voya Solution 2060 Portfolio	Vanguard Real Estate ETF
Voya Solution 2065 Portfolio	Vanguard Tax-Managed Funds
Voya Solution Aggressive Portfolio	Vanguard FTSE Developed Markets ETF
Voya Solution Balanced Portfolio
Voya Solution Conservative Portfolio
Voya Solution Income Portfolio
Voya Solution Moderately Aggressive Portfolio
Voya Solution Moderately Conservative Portfolio
Voya Strategic Allocation Conservative Portfolio
Voya Strategic Allocation Growth Portfolio
Voya Strategic Allocation Moderate Portfolio
Voya Target In-Retirement Fund
Voya Target Retirement 2025 Fund
Voya Target Retirement 2030 Fund
Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Target Retirement 2065 Fund